Exhibit 99.1
STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Share Data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Revenues	$27,179	$42,377	$85,497	$128,471
Cost of goods sold	24,932	33,283	76,514	105,207

Gross profit	2,247	9,094	8,983	23,264
Selling, general and administrative expenses	2,916	3,692	10,143	9,749
Impairment of long-lived assets	—	754	—	7,403
Interest and debt related expenses	3,984	4,188	11,955	13,121
Interest income	(94)	(1,026)	(690)	(3,458)
Other income	(234)	(1,489)	(2,923)	(1,489)

(Loss) income from continuing operations before income tax	(4,325)	2,975	(9,502)	(2,062)
Benefit for income taxes	(1,316)	(71)	(2,533)	(71)

(Loss) income from continuing operations	$(3,009)	$3,046	$(6,969)	$(1,991)
Income (loss) from discontinued operations, net of tax
expense of $972, zero, $2,884 and zero, respectively	1,805	(1,816)	5,355	(9,819)

Net (loss) income	$(1,204)	$1,230	$(1,614)	$(11,810)
Preferred stock dividends	4,271	4,920	12,312	13,613

Net loss attributable to common stockholders	$(5,475)	$(3,690)	$(13,926)	$(25,423)

(Loss) income per share of common stock attributable to
common stockholders, basic and diluted:
Loss from continuing operations	$(2.58)	$(0.66)	$(6.81)	$(5.52)
Income (loss) from discontinued operations,
net of tax	0.64	(0.64)	1.89	(3.47)

Basic and diluted loss per share	$(1.94)	$(1.30)	$(4.92)	$(8.99)

Weighted average shares outstanding:
Basic and diluted	2,828,460	2,828,460	2,828,460	2,828,460
The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$153,439	$156,126
Accounts receivable, net of allowance of $18 and $18, respectively	10,177	23,163
Inventories, net	5,293	5,221
Prepaid expenses and other current assets	3,415	2,704
Assets of discontinued operations	60	166

Total current assets	172,384	187,380

Property, plant and equipment, net	69,749	67,811
Other assets, net	6,985	7,838

Total assets	$249,118	$263,029

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY IN ASSETS

Current liabilities:
Accounts payable	$7,684	$8,915
Accrued liabilities	15,298	20,008
Liabilities of discontinued operations	15,274	12,444

Total current liabilities	38,256	41,367

Long-term debt	150,000	150,000
Deferred credits and other liabilities	58,921	59,103
Long-term liabilities of discontinued operations	26,106	35,394
Commitments and contingencies	—	—
Redeemable preferred stock	129,919	117,607
Stockholders’ equity:
Common stock, $.01 par value (shares authorized 100,000,000; shares issued
and outstanding 2,828,460)	28	28
Additional paid-in capital	111,712	123,740
Accumulated deficit	(241,437)	(239,823)
Accumulated other comprehensive loss	(24,387)	(24,387)

Total stockholders’ deficiency in assets	(154,084)	(140,442)

Total liabilities and stockholders’ deficiency in assets	$249,118	$263,029

The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	Nine months ended September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(1,614)	$(11,810)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock compensation expense	284	177
Blend gas deferred payments	—	(2,653)
Benefit plans curtailment loss	—	1,197
Depreciation and amortization	7,358	7,372
Interest amortization	830	1,074
Unearned income amortization	(10,911)	(9,399)
Impairment of long-lived assets	—	7,403
Gain on disposal of property, plant and equipment	(362)	—
Other	—	10
Change in assets/liabilities:
Accounts and other receivables	13,092	62,050
Inventories	(72)	15,175
Prepaid expenses and other current assets	(711)	521
Other assets	(431)	4,523
Accounts payable	(1,101)	(2,908)
Accrued liabilities	(1,880)	(1,972)
Other liabilities	1,441	(8,826)

Net cash provided by operating activities	$5,923	$61,934

Cash flows used in investing activities:
Capital expenditures for property, plant and equipment	(8,972)	(4,835)
Net proceeds from the sale of property, plant and equipment	362	—

Net cash used in investing activities	(8,610)	(4,835)

Cash flows provided by financing activities:
Net cash provided by financing activities	—	—

Net increase (decrease) in cash	(2,687)	57,099
Cash and cash equivalents — beginning of year	156,126	100,183

Cash and cash equivalents — end of period	$153,439	$157,282

Supplemental disclosures of cash flow information:
Interest paid	$8,449	$8,128
Interest income received	690	3,458
Cash paid for income taxes	—	313
The accompanying notes are an integral part of the condensed consolidated financial statements.

Summary Historical Consolidated Financial Data
     The following table sets forth our summary historical consolidated financial data as of the dates and for the periods indicated. The historical consolidated statement of operations for the three and nine-month periods ended September 30, 2009 and 2008, and statement of cash flow data for the nine month period ended September 30, 2009 and 2008 are derived from, and are qualified in their entirety by, the historical consolidated financial statements included in our Form 10-Q for the three and nine-month periods ended September 30, 2009. Historical results are not necessarily indicative of the results to be expected in the future.
     The following summary and financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sterling’s consolidated financial statements and related notes appearing in our Form 10-Q for the three and nine-month periods ended September 30, 2009. In the following tables (including the footnotes thereto), dollars are in thousands, except as otherwise indicated.

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Statement of Operations Data:
Revenues	$27,179	$42,377	$85,497	$128,471
Cost of goods sold	24,932	33,283	76,514	105,207

Gross profit	2,247	9,094	8,983	23,264
Selling, general and administrative expenses	2,916	3,692	10,143	9,749
Impairment of long-lived assets	—	754	—	7,403
Interest and debt related expenses	3,984	4,188	11,955	13,121
Interest income	(94)	(1,026)	(690)	(3,458)
Other income	(234)	(1,489)	(2,923)	(1,489)

(Loss) income from continuing operations before income tax	(4,325)	2,975	(9,502)	(2,062)
Benefit for income taxes	(1,316)	(71)	(2,533)	(71)

(Loss) income from continuing operations	$(3,009)	$3,046	$(6,969)	$(1,991)
Income (loss) from discontinued operations, net of tax
expense of $972, zero, $2,884 and zero, respectively	1,805	(1,816)	5,355	(9,819)

Net (loss) income	$(1,204)	$1,230	$(1,614)	$(11,810)

Other Financial Data:
Adjusted EBITDA(1)	$1,827	$8,531	$7,469	$20,567

(1)	Adjusted EBITDA presented in this table is a measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
     The following table reconciles our Adjusted EBITDA to net (loss) income:

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Statement of Operations Data:
Net (loss) income	$(1,204)	$1,230	$(1,614)	$(11,810)
Plus:
Interest and debt related expenses	3,984	4,188	11,955	13,121
Interest income	(94)	(1,026)	(690)	(3,458)
(Income) loss from discontinued operations, net of tax	(1,805)	1,816	(5,355)	9,819
Depreciation and amortization	2,811	2,290	7,358	7,372
Unearned income amortization	(3,637)	(3,655)	(10,911)	(9,399)
Depreciation and amortization for discontinued operations	3,088	3,005	9,259	7,590
Impairment of long-lived assets	—	754	—	7,403
Benefit for income taxes	(1,316)	(71)	(2,533)	(71)

Adjusted EBITDA	$1,827	$8,531	$7,469	$20,567

Statement of Operations Data:
Segment Adjusted EBITDA:
Acetic acid	$2,158	$11,647	$9,958	$28,174

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Plasticizers	1,312	536	3,590	3,903
Other(1)	(1,643)	(3,652)	(6,079)	(11,510)

Total adjusted EBITDA	$1,827	$8,531	$7,469	$20,567

(1)	Other includes various unallocated corporate charges and credits.
NON-GAAP FINANCIAL MEASURES AND
RECONCILIATIONS
     In evaluating our business, we use Adjusted EBITDA as supplemental measures of our operating performance. We define Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net (iii) income tax provision, (iv) impairments and (v) discontinued operations that we do not consider reflective of our ongoing operations. Because Adjusted EBITDA facilitates comparisons of our historical financial position and operating performance on a more consistent basis, we use this measure for business planning and analysis purposes and in evaluating acquisition opportunities. In addition, we regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using Adjusted EBITDA.
     We believe that Adjusted EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation and amortization and taxes, which often vary from company to company. We also believe that Adjusted EBITDA is a useful tool for measuring our ability to meet future debt service, capital expenditures and working capital requirements.
     Adjusted EBITDA is used as supplemental financial measurements in the evaluation of our business and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements. Adjusted EBITDA is not defined under generally accepted accounting principles. Accordingly, you should not assume that the Adjusted EBITDA amount shown in this Current Report on Form 8-K is comparable to Adjusted EBITDA amounts disclosed by other companies.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments described below, and that Adjusted EBITDA excludes expenses that we may incur in the future on a recurring basis. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine or non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash payments for capital expenditures;

•	it does not reflect changes in, or cash requirements for, our working capital requirements;

•	it does not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	it does not reflect tax expenses, and because the payment of taxes is a necessary part of our operations, tax expense is a necessary element of our costs and ability to operate;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect the cost or cash requirements for such replacements; and

•	other companies, including other companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

     Because of these limitations, Adjusted EBITDA should not be considered as a substitute for our net income as reported under GAAP, or as a measure of discretionary cash available for us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying on our GAAP results in addition to Adjusted EBITDA. For more information, see our consolidated financial statements and the notes to those statements included in our Form 10-Q for the quarter ended September 30, 2009.